UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act 1934

October 17, 2019

(Date of report/date of earliest event reported)

CONSUMERS BANCORP, INC.

(Exact name of registrant as specified in its charter)

OHIO	033-79130	34-1771400
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

614 East Lincoln Way

P.O. Box 256

Minerva, Ohio 44657

(Address of principal executive offices)

(330) 868-7701

(Registrant’s telephone number, including area code)

N/A

(Former name of former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On October 17, 2019, the following matters were voted upon by the shareholders of Consumers Bancorp, Inc. (Company) at its Annual Meeting of Shareholders:

1) Election of two directors, each to serve a three-year term expiring in 2022:

	For	Withheld	Abstentions	Non-Votes
Phillip R. Mueller	1,828,711	48,725	—	396,302
Frank L. Paden	1,834,368	43,068	—	396,302

2) Proposal to adopt amendments to Consumers Bancorp, Inc’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 3,500,000 to 8,500,000 as disclosed in the Company’s Proxy Statement dated September 12, 2019:

For	Against	Abstentions	Non-Votes
1,852,281	400,584	20,873	—

3)	Non-binding advisory resolution to approve the compensation of the named executive officers as disclosed in the Company’s Proxy Statement dated September 12, 2019:

For	Against	Abstentions	Non-Votes
1,606,092	235,460	35,884	396,302

4) Non-binding advisory resolution on whether the shareholder advisory votes on the compensation of the Company’s named executive officers will occur every 1, 2 or 3 years:

3 Year	2 Year	1 Year	Abstentions	Non-Votes
1,237,236	175,130	228,769	235,584	396,302

The Board of Directors has decided to include future shareholder advisory votes on the compensation of the Company’s named executive officers every 3 years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consumers Bancorp, Inc.

Date: October 18, 2019	/s/ Ralph J. Lober, II
Ralph J. Lober, II President and Chief Executive Officer